UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2010

ARCADIA RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

Nevada	001-32935	88-0331369
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9320 Priority Way West Drive, Indianapolis, Indiana	46240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 569-8234

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported on October 29, 2010, Arcadia Resources, Inc. (“Company”), priced an offering of up to 15,625,000 shares of common stock of the Company (“Shares”) at an aggregate principal amount $5 million, or $0.32 per Share (the “Offering”). On November 4, 2010, Company closed the Offering.

On November 4, 2010, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Press Release dated November 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2010	Arcadia Resources, Inc.

By: /s/ Matthew R. Middendorf
Matthew R. Middendorf Its: Chief Financial Officer, Treasurer and Secretary